UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SALISBURY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SALISBURY BANCORP, INC.

5 BISSELL STREET

P. O. BOX 1868

LAKEVILLE, CONNECTICUT 06039-1868

(860) 435-9801

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders (“Annual Meeting”) of Salisbury Bancorp, Inc. (“Salisbury”) will be held at 5:00 p.m. Eastern Time on Wednesday, May 15, 2013 at The Hotchkiss School, (Griswold Science Building located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039, for the following purposes:

1.	To elect four (4) directors, each to serve for a three (3) year term who, with the six (6) directors whose terms do not expire at this meeting, shall constitute the full Board of Directors of Salisbury.
2.	To ratify the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors for Salisbury for the fiscal year ending December 31, 2013.
3.	To approve, on a Non-binding Advisory Basis, the Compensation of the Named Executive Officers.
4.	To vote, on a Non-binding Advisory Basis, on the Frequency of Voting on the Compensation of the Named Executive Officers.
5.	To transact such other business as may properly come before the Annual Meeting, or any adjournment(s) thereof.

Only those Shareholders of record at the close of business on the 22nd day of March, 2013 are entitled to notice of, and to vote at, this Annual Meeting or any adjournment(s) thereof. In order that you may be represented at the Annual Meeting, please complete, date, sign and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.

BY ORDER OF THE BOARD OF DIRECTORS OF

SALISBURY BANCORP, INC.

Shelly L. Humeston

Secretary

April 8, 2013

Lakeville, CT

SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE ANNUAL MEETING. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, AND ANY SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE ANNUAL MEETING MAY WITHDRAW THE PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE HIS OR HER SHARES IN PERSON. A PROXY MAY ALSO BE REVOKED BY GIVING NOTICE TO SHELLY L. HUMESTON, SECRETARY OF SALISBURY, 5 BISSELL STREET, P. O. BOX 1868, LAKEVILLE, CT 06039-1868, IN WRITING PRIOR TO THE TAKING OF A VOTE.

SALISBURY BANCORP, INC.

5 BISSELL STREET

P.O. BOX 1868

LAKEVILLE, CONNECTICUT 06039-1868

(860) 435-9801

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

May 15, 2013

INTRODUCTION

The enclosed proxy card (the “Proxy”) is solicited by the Board of Directors (the “Board of Directors”) of Salisbury Bancorp, Inc. (“Salisbury”), for use at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 15, 2013, at 5:00 p.m. Eastern Time, at The Hotchkiss School, (Griswold Science Building located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039, and at any and all adjournments thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth on the Notice of Annual Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the “Shareholders”) beginning on or about April 8, 2013. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by Salisbury. In addition, proxies may be solicited by Directors, officers and employees of Salisbury and Salisbury Bank and Trust Company (the “Bank”) personally by telephone or other means. Salisbury will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable and actual costs in sending the proxy materials to the beneficial owners of Salisbury’s common stock (the “Common Stock”).

If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instruction form instead of a Proxy. Please follow the instructions on such form to instruct your broker or bank how to vote your shares. If you wish to attend the meeting and vote your shares in person, you must follow the instructions on the voting instruction form to obtain a legal proxy from your broker or bank.

VOTING, QUORUM AND VOTES REQUIRED

The Board of Directors has fixed the close of business on March 22, 2013 as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 1,709,291 shares of Salisbury’s Common Stock (par value $.10 per share) were outstanding and entitled to vote and held by approximately 1,530 Shareholders of Record. Each share of Common Stock is entitled to one vote on all matters to be presented at the Annual Meeting. Votes withheld, abstentions and broker non-votes are not treated as having voted on any proposal and are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

If the enclosed form of Proxy is properly executed and received by Salisbury in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted “FOR” all the Nominees in Proposal 1, “FOR” Proposals 2 and 3 and for “EVERY YEAR” with regard to Proposal 4 and in accordance with the determination of a majority of the Board of Directors as to other matters discussed in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors and Management do not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting.

VOTING BY PROXY

A Proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to complete, date, sign and return the proxy card in the accompanying envelope, which is postage-prepaid if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2013

This Notice, Proxy Statement and Salisbury’s 2012 Annual Report are available, free of charge, at www.cfpproxy.com/4607.

Directions to The Hotchkiss School (Griswold Science Building) may be obtained by writing to Shelly L. Humeston, Secretary, Salisbury Bank and Trust Company, 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039-1868 or by calling 1-860-435-9801 or toll-free at 1-800-222-9801.

The information found on, or otherwise accessible through, Salisbury’s website is not incorporated by reference hereto, and is not otherwise a part of, this Proxy Statement.

SECURITY OWNERSHIP OF MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information as of March 22, 2013 regarding the number of shares of Common Stock beneficially owned by each nominee for director, director and executive officer of Salisbury and by all nominees for director, directors and executive officers of Salisbury as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Percent of Class (2)
Louis E. Allyn, II	2,307		*
Arthur J. Bassin	8,021	(3)	*
Louise F. Brown	3,408		*
Richard J. Cantele, Jr.	3,481	(4)	*
Robert S. Drucker	8,948	(5)	*
David B. Farrell Nancy F. Humphreys	103 2,320	(6)	* *
Holly J. Nelson	2,741	(7)	*
John F. Perotti	11,418	(8)	*
Michael A. Varet	66,966	(9)	3.92
(All Nominees for Director, Directors and Executive Officers of Salisbury as a group of ten (10) persons)	109,713		6.42

* Percent ownership is less than 1%.

(1)	The shareholdings also include, in certain cases, shares owned by or in trust for a director’s spouse and/or children or grandchildren, and in which all beneficial interest has been disclaimed by the director. The shareholdings also include shares the director has the right to acquire within sixty (60) days of March 22, 2013. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.
(2)	Percentages are based upon the 1,709,291 shares of Salisbury’s Common Stock outstanding and entitled to vote on March 22, 2013.
(3)	Includes 7,791 shares owned jointly by Arthur J. Bassin and his spouse.

(4)	Includes 1,529 shares owned jointly by Richard J. Cantele, Jr. and his spouse and 6 shares owned by Richard J. Cantele, Jr. as custodian for his daughter.
(5)	Includes 1,500 shares owned by Robert S. Drucker’s spouse.
(6)	Includes 1,000 shares owned jointly by Nancy F. Humphreys and her spouse.
(7)	Includes 7 shares owned by Holly J. Nelson as guardian for a minor child.
(8)	Includes 9,514 shares owned jointly by John F. Perotti and his spouse. Also includes 1,113 shares owned by his spouse with respect to which John F. Perotti has disclaimed beneficial ownership.
(9)	Includes 18,540 shares owned by Michael A. Varet’s spouse and 18,546 shares owned by his children, of which shares Michael A. Varet has disclaimed beneficial ownership.

Principal Shareholders

Management is not aware of any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who owns beneficially more than 5% of Salisbury’s Common Stock as of the Record Date (March 22, 2013).

Executive Officers

The following table sets forth information regarding executive officers of Salisbury followed by certain biographical information as of December 31, 2012. Executive Officers are appointed by the Board each year following the Annual Meeting.

Name	Position	Age	Years of Service
Richard J. Cantele, Jr.	President and Chief Executive Officer	53	31
B. Ian McMahon(1)	Chief Financial Officer	53	3

Upon the effective date of Mr. McMahon’s resignation as Chief Financial Officer of Salisbury and the Bank, Richard J. Cantele, Jr., in addition to serving as President and Chief Executive Officer of Salisbury and the Bank, became Interim Chief Financial Officer of Salisbury and the Bank (see below) and will serve in such additional capacity until another individual is appointed to serve in such role. Mr. Cantele has been a director of Salisbury and the Bank since 2005. Mr. Cantele graduated from Fairfield University in 1981 with a Bachelor of Science degree in Finance; and graduated from the Stonier Graduate School of Banking in 1997. Mr. Cantele became President and Chief Executive Officer of Salisbury and the Bank in 2009, prior to which he served as President and Chief Operating Officer of Salisbury and the Bank since 2005. Mr. Cantele has been an executive officer of Salisbury since 2001 and the Bank since 1989, serving as Executive Vice President, Treasurer and Chief Operating Officer of the Bank and Salisbury and Secretary of Salisbury.

B. Ian McMahon joined Salisbury in 2009 as Chief Financial Officer of Salisbury and the Bank. Prior to joining the Bank, from 2008 to 2009 he served as Senior Vice President, Financial Planning and Analysis, with Doral Financial Corporation, a $10 billion diversified financial services company headquartered in Puerto Rico, and from 2006 to 2007 as a financial consultant to Doral Financial Corporation. From 1992 to 2006, he served as Executive Vice President, Chief Financial Officer and Treasurer with NewMil Bancorp, Inc., a $900 million full-service community bank with 20 banking offices serving Connecticut’s Litchfield, Fairfield and New Haven Counties prior to its acquisition in 2006.

(1)	Effective March 1, 2013, B. Ian McMahon resigned as Chief Financial Officer of Salisbury and the Bank. On February 15, 2013, the Board of Directors appointed Richard J. Cantele, Jr. to serve in the additional capacity of Interim Chief Financial Officer of Salisbury and the Bank until such time as another capable and experienced individual is identified and appointed by the Board to serve on a full time basis as Chief Financial Officer.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation and Bylaws of Salisbury provide for a Board of Directors of not less than seven (7) members, as determined from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directorships at ten (10). The Board of Directors of Salisbury is divided into three (3) classes as nearly equal in number as possible. Classes of directors serve for staggered three (3) year terms. A successor class is elected at each annual meeting of shareholders when the terms of office of the members of one class expire. Vacant directorships may be filled, until the expiration of the term of the vacated directorship, by the vote of a majority of the directors then in office. A plurality of votes cast in favor is necessary for the election of directors.

Directors and Nominees for Election for a Three Year Term and Director Independence

There are four (4) directorships on the Board of Directors up for election this year. The following individuals have been nominated to serve for a three (3) year term: Louis E. Allyn II, Robert S. Drucker, David B. Farrell and Michael A. Varet. The four (4) nominees are presently members of the Board of Directors. Unless otherwise directed, the enclosed Proxy will be voted “FOR” such nominees. In the event any one or more nominees is unable or declines to serve (events which are not anticipated), the persons named in the Proxy may vote for some other person or persons as the Board of Directors may recommend.

The following table sets forth certain information, as of March 22, 2013, with respect to Salisbury’s directors. All directors are considered “independent” within the meaning of the NASDAQ independence standards with the exception of Richard J. Cantele, Jr., who is an executive officer of Salisbury and the Bank and John F. Perotti, who served as an executive officer of Salisbury and the Bank until his retirement in 2009. Arthur J. Bassin was appointed director effective June 25, 2010 and David B. Farrell was appointed director effective June 29, 2012. All other directors have held the position for at least five (5) years.

Name	Age	Position	Director Since
Nominees for election for terms expiring in 2016
Louis E. Allyn II	65	Director	2004
Robert S. Drucker	71	Director	2004
David B. Farrell	57	Director	2012
Michael A. Varet	71	Chairman of the Board	1998
Continuing directors whose terms expire in 2014
Louise F. Brown	69	Director	1998
Richard J. Cantele, Jr.	53	President, Chief Executive Officer, Interim Chief Financial Officer, Director	2005
Nancy F. Humphreys	71	Director	2001
Continuing directors whose terms expire in 2015
Arthur J. Bassin	68	Director	2010
Holly J. Nelson	59	Director	1998
John F. Perotti	66	Director	1998

Information about our Directors

The Board of Directors is composed of a diverse group of persons with a variety of experience, qualifications, attributes and skills that enable it to meet the needs of Salisbury’s governance. In particular, the Board of Directors consists of a group of individuals who collectively bring a mix of skills and knowledge in the areas of banking, finance, accounting and business. All members of the Board of Directors have an understanding of finance and accounting, are able to read and understand fundamental financial statements and generally accepted accounting principles and their application to the accounting of Salisbury. Each of the director’s previous experience, analytical aptitude and leadership provide Salisbury with a wealth of knowledge from which it may draw. In addition, members of the Board of Directors are active in, and knowledgeable about, the local communities in which Salisbury and the Bank operate. These are valuable skills and attributes for service as a director of Salisbury and the Bank.

Board Nominees for Terms Ending 2016

Louis E. Allyn, II has been a director of the Bank since 2004. Mr. Allyn is a 1972 graduate of the University of Connecticut School of Business and has been President and General Manager of Allyndale Corporation, Canaan, CT since 1990. Allyndale Corporation mines and processes limestone into a variety of agricultural and lawn and garden products that are distributed throughout southern New England and New York state. Mr. Allyn has served as a member of the Board of Finance for the Town of North Canaan and is currently serving as its Chair. Mr. Allyn’s experience as a small business owner, as well as his service to the Board of Finance, brings a unique and valuable perspective to his position on the Board.

Robert S. Drucker has been a director of the Bank since 2004. Mr. Drucker studied Accounting at Pace College and has been in the retail business for more than 45 years. He is presently proprietor of Barrington Outfitters, Great Barrington, MA and former proprietor of Bob’s Clothing and Shoes, Canaan, CT. Mr. Drucker was a former Director of Canaan National Bank for approximately 10 years prior to its acquisition by Salisbury in 2004. Mr. Drucker’s experience operating successful businesses in Connecticut and Massachusetts and his prior experience as a director of another financial institution provide valuable knowledge to the Board.

David B. Farrell has been a director of the Bank since June, 2012. Mr. Farrell graduated from St. Bonaventure University, NY, cum laude, in 1977 with a B.S. degree in Business and Accounting. Mr. Farrell is the Chief Executive Officer of NAPPI International, an organization providing behavioral training through customized counseling and support. Mr. Farrell is also Chief Executive Officer and Founder of Farrell & Company, LLC, a management consulting firm. Mr. Farrell previously served as President and Chief Executive Officer and member of the board of directors of Bob’s Stores (1999-2008) and previously served as an officer and director of Berkshire Hills Bancorp (2005-2009). Mr. Farrell’s education and experience in the retail and financial services industries as well as his prior experience as a director of another financial institution will provide valuable knowledge and insight to Salisbury and the Bank. In particular, his extensive background in accounting and financial oversight provide a unique set of skills to the Board.

Michael A. Varet has been a director of the Bank since 1997. Mr. Varet graduated with a B.S. in Economics from the University of Pennsylvania, Wharton School in 1962 and from Yale Law School with an LL.B. in 1965. Mr. Varet was elected Chairman of the Board in 2010 before which Mr. Varet had served as Presiding Director since 2007. Mr. Varet is a Senior Counsel to the law firm of DLA Piper LLP (US), New York, NY. Mr. Varet’s education and experience enables him to provide valuable knowledge to the Board and his legal background and analytical skills provide insight into financial services and corporate governance matters.

Continuing Directors with Terms Ending 2014

Louise F. Brown has been a director of the Bank since 1992. Mrs. Brown graduated from Harvard cum laude in 1965 with a B.A.; Columbia Teachers College in 1966 with an M.A.; and cum laude from Boston University School of Law in 1972. She is a partner in the Sharon, CT office of the law firm of Ackerly Brown, LLP. Mrs. Brown’s education and experience in real estate, as well as trust and estate administration, provide an additional set of skills to the Board.

Richard J. Cantele, Jr. has been a director of Salisbury and the Bank since 2005. Mr. Cantele graduated from Fairfield University in 1981 with a Bachelor of Science degree in Finance; and graduated from the Stonier Graduate School of Banking in 1997. Mr. Cantele became President and Chief Executive Officer of Salisbury and the Bank in 2009, prior to which he served as President and Chief Operating Officer of Salisbury and the Bank since 2005. Mr. Cantele has been an executive officer of Salisbury since 2001 and the Bank since 1989, serving as Executive Vice President, Treasurer and Chief Operating Officer of the Bank and Salisbury and Secretary of Salisbury. Upon the effective date of Mr. McMahon’s resignation as Chief Financial Officer of Salisbury and the Bank, Mr. Cantele, in addition to serving as President and Chief Executive Officer of Salisbury and the Bank, became Interim Chief Financial Officer of Salisbury and the Bank and will serve in such additional capacity until another individual is appointed to serve in such role.

Nancy F. Humphreys has been a director of the Bank since 2001. Mrs. Humphreys graduated from Chatham College in 1963 and from Syracuse University, Maxwell Graduate School in 1965. Mrs. Humphreys retired from Citigroup New York, Citibank, in February of 2000 as Managing Director and Treasurer of Global Corporate Investment Bank North America. Mrs. Humphreys’ finance and treasury knowledge and experience are great assets, particularly in the area of asset and liability management as well as with respect to the financial services industry generally.

Continuing Directors with Terms Ending 2015

Arthur J. Bassin has been a director of the Bank since June, 2010. Mr. Bassin has spent 25 years in consumer, commercial and mortgage banking at Citibank (1969-1983) and Dime Savings Bank of New York (1983-1992), followed by 10 years in private equity, most recently as President and Chief Executive Officer of TVData Technologies (1994-2001). He earned his MBA from Harvard Business School in 1969 and his AB from Harvard College in 1965. Mr. Bassin took office as Ancram Town Supervisor in January 2010. Mr. Bassin has served as a Director on several boards and currently serves on the Boards of Cricket Hill Farm, Inc. and Cricket Hill Academy, Inc. Mr. Bassin previously served on the Board of Amputee Coalition of America. Mr. Bassin also serves on the Ancram Town Board and the Columbia County Board of Supervisors. Mr. Bassin’s experience in board and community service, consumer, commercial and mortgage banking as well as in private equity, in addition to his demonstrated leadership skills, provide valuable insight and skills to Salisbury and the Bank.

Holly J. Nelson has been a director of the Bank since 1995. Ms. Nelson graduated from Cornell University with a B.A. in 1979. Ms. Nelson is a member of Iceland Adventure, LLC, a tour operator, Sales and Marketing Director for Iceland Tours and Travel, and is a member in Oblong Property Management, LLC, Millerton, NY. Ms. Nelson has been involved in a variety of public government positions in the Town of North East, New York. Ms. Nelson’s education and experience in successfully operating small businesses in the New York market area served by the Bank provide valuable perspective and leadership skills to the Board.

John F. Perotti has been a director of the Bank since 1985. Mr. Perotti attended University of Connecticut at Storrs; graduated from Hartford Institute of Accounting in 1972; and graduated from Williams College New England School of Banking and Bank Management. During 2009, he retired as Chairman and Chief Executive Officer of Salisbury and the Bank, in which capacity he had served since 2005. Prior to that, he served as President and Chief Executive Officer of Salisbury and the Bank, Executive Vice President and Chief Operating Officer of the Bank and Vice President and Treasurer of the Bank. Mr. Perotti’s lifetime of valuable experience with the Bank and Salisbury, its shareholders, customers and communities served by the Bank provide the Bank and Salisbury with valuable experience.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF THE FOUR (4) NOMINEES TO THE BOARD OF DIRECTORS FOR A TERM OF THREE (3) YEARS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Board of Directors met fourteen (14) times during 2012, and has various committees including an Executive Committee, Human Resources and Compensation Committee, Nominating and Governance Committee and Audit Committee. The members of the committees are appointed by the Board of Directors at least annually.

During 2012, no director attended fewer than 75% of the aggregate of (1) the total number of meetings held by Salisbury’s Board of Directors during the period that the individual served; and (2) the total number of meetings held by all committees of Salisbury’s Board of Directors on which he/she served. Salisbury does not maintain a policy for directors’ attendance at Salisbury’s annual meetings of Shareholders, but encourages all directors to attend. All directors of Salisbury attended Salisbury’s annual meeting of Shareholders on May 16, 2012.

Executive Committee

The Executive Committee has general supervision over the affairs of Salisbury between meetings of the Board of Directors. The members of the Executive Committee are Louis E. Allyn, II, Louise F. Brown, Richard J. Cantele, Jr. and Michael A. Varet (Chair). The Executive Committee did not meet during 2012.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board of Directors in identifying and evaluating potential nominees for director and recommending qualified nominees to the Board for consideration. The Nominating and Governance Committee selects the director nominees to stand for election at Salisbury’s annual meetings of shareholders. The Nominating and Governance Committee’s process for identifying and evaluating nominees for director, including nominees recommended by shareholders, has historically operated informally and without any differences in the manner in which nominees recommended by shareholders are evaluated. However, Salisbury’s Bylaws provide that if the Nominating and Governance Committee or Board of Directors proposes a nominee age 72 or greater, then such nomination requires two-thirds approval by the full Board of Directors.

The Nominating and Governance Committee and the Board of Directors consider factors such as those summarized below in evaluating director candidates, including any nominee submitted by shareholders, and believe that Salisbury’s Bylaws, Nominating and Governance Committee Charter and the qualifications and considerations such as those enumerated below provide adequate guidance and flexibility in evaluating candidates. The Nominating and Governance Committee does not have a policy with regard to the consideration of diversity in identifying director nominees.

•	Sound business judgment and financial sophistication in order to understand Salisbury’s financial and operating performance and to provide strategic guidance to management.
•	Business management experience.
•	Integrity, commitment, honesty and objectivity.
•	A general familiarity with (i) prudent banking principles; (ii) bank operations/technology; (iii) pertinent laws, policies and regulations; (iv) markets and trends affecting the financial services industry; and (v) local economic and business opportunities.
•	Strong communication skills in order to function effectively with Salisbury’s constituencies.
•	A financial interest in Salisbury as a shareholder. Generally, candidates should not have relationships with Salisbury or the Bank which would disqualify the candidate from being considered independent.
•	Generally, candidates should be involved in philanthropic, education, business or civic leadership positions.
•	Generally, candidates should be familiar with the geographic areas served by Salisbury.
•	Candidates should evidence a willingness and commitment to devote sufficient time and energy to prepare for and attend Board of Director and committee meetings and to diligently perform the duties and responsibilities of service as a director.
•	Candidates should not have interests which conflict with those of Salisbury or the Bank.

Salisbury has not paid a fee to any third party or parties to identify or assist in identifying or evaluating potential nominees. The Board of Directors and Nominating and Governance Committee do not discriminate on the basis of sex, race, color, gender, national origin, religion or disability in the evaluation of candidates.

A copy of Salisbury’s Nominating and Governance Committee Charter is available on Salisbury’s website at www.salisburybank.com under “Shareholder Relations”.

Any shareholder who wishes to recommend a nominee for director should send the required information, as set forth in Salisbury’s Bylaws, to the attention of the Chair of the Nominating and Governance Committee at Salisbury Bancorp, Inc., 5 Bissell Street, P.O. Box 1868, Lakeville, CT 06039-1868. See also the information under “Deadline for Submission of Shareholder Proposals” below.

The members of the Nominating and Governance Committee are Louis E. Allyn, II, Louise F. Brown (Chair), Nancy F. Humphreys and Michael A. Varet. All such members are “independent” in accordance with the independence standards of the NASDAQ. The Nominating and Governance Committee met two (2) times during 2012. All nominees for directors at the 2013 Annual Meeting were nominated by the Nominating and Governance Committee and the Board of Directors.

Audit Committee

Salisbury has a separately-designated standing Audit Committee established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act for the purpose of overseeing the accounting and financial reporting process of Salisbury and audits of the financial statements of Salisbury. Subject to the Audit Committee Charter, the Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of Salisbury, and the quality and integrity of the financial reports of Salisbury. In so doing, it is the responsibility of the Audit Committee to appoint the independent auditors for Salisbury and to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of Salisbury.

The responsibilities of the Audit Committee are governed by Salisbury’s Audit Committee Charter which was adopted by Salisbury’s Board of Directors. Its members are Louis E. Allyn, II, Arthur J. Bassin, David B. Farrell, Nancy F. Humphreys, Holly J. Nelson (Chair) and Michael A. Varet. The Audit Committee met five (5) times during 2012. Each of the members of the Audit Committee is an “independent director” in accordance with the independence standards of the NASDAQ. The Board of Directors has determined that David B. Farrell qualifies as an “audit committee financial expert” as such term is defined by federal securities laws and regulations. Additionally, the Board of Directors believes the members of the Audit Committee bring diverse educational, business and professional experience that is beneficial to the audit committee function of Salisbury and the Bank and enables the Audit Committee to fulfill its responsibility.

A copy of Salisbury’s Audit Committee Charter is available on Salisbury’s website at www.salisburybank.com under “Shareholder Relations”.

Board Leadership Structure

Mr. Varet has served as Chairman of the Board of Salisbury and the Bank since April 30, 2010, before which he served as Presiding Director of Salisbury and the Bank, performing the functions of Chair, since June 2007.

The Board of Directors regularly reviews and assesses the effectiveness of its leadership structure and will implement any changes as it deems appropriate. The current leadership structure is comprised of a ten-member board of directors consisting of: a Chairman, who is independent; the Chief Executive Officer, who also serves as President and is currently serving as Interim Chief Financial Officer; the former Chief Executive Officer; and seven other independent directors. Salisbury has established responsibilities for the Chair and, if warranted, Presiding Director to ensure that the Board of Directors is adequately informed about the affairs of Salisbury and the Bank. Salisbury believes that this leadership structure ensures appropriate and effective governance of Salisbury and the Bank.

Salisbury’s Bylaws provide that the Board shall elect from among its members a Chair of the Board, who shall preside at all Board meetings. If the Chair is an officer of Salisbury or the Bank, the Board shall elect an independent Presiding Director and shall by resolution set forth the duties and responsibilities of the Presiding Director. The Board will elect a new Chair, and, if warranted, a Presiding Director, at Salisbury’s Organizational Meeting following the Annual Meeting of Shareholders.

Corporate governance guidelines describe responsibilities for the Chair. The primary responsibilities of the Chair are to be responsible for the leadership of the board meetings, preparing the agenda, presiding over meetings and making committee assignments.

Further, to assess effective independent oversight, the Board of Directors has adopted several governance practices, including regular executive sessions of independent directors and annual performance evaluations of the Chair and Chief Executive Officer by the independent directors.

Salisbury recognizes that no single leadership model is right for all companies at all times. The Board of Directors recognizes that, depending upon the circumstances, other leadership models might be appropriate at some point, and the Board of Directors periodically reviews its leadership structure in this regard.

Board Role in Risk Oversight

The Board oversees the risk management of Salisbury through its committees, management committees and the Chief Executive Officer. The Audit Committee monitors: (1) the effectiveness of Salisbury’s internal controls; (2) the integrity of its Consolidated Financial Statements; and (3) compliance with legal and regulatory requirements. In addition, the Audit Committee coordinates with the internal audit function and the independent registered public accountant.

At the monthly meetings, the Board receives the minutes from each committee meeting as well as various reports from key senior management. The Board reviews and discusses these reports with senior managers. The Board also reviews the policies and practices of Salisbury and the Bank on a regular basis. In addition, the Board reviews corporate strategies and objectives and evaluates business performance. Two separate individuals serve in the positions of chief executive officer and chairman of the Board.

Code of Ethics

Salisbury has adopted a Code of Ethics that applies to Salisbury’s Directors, officers and employees, including Salisbury’s Chief Executive Officer and Chief Financial Officer. A copy of such Code of Ethics is available upon request, without charge, by writing to Shelly L. Humeston, Secretary, Salisbury Bank and Trust Company, 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Board of Directors’ Communications with Shareholders

Salisbury’s Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors. However, the volume of such communications has historically been de minimus. Accordingly, the Board of Directors considers Salisbury’s informal process to be adequate to address Salisbury’s needs. Historically, such informal process has functioned as follows: any shareholder communication is forwarded to the President and Chief Executive Officer for appropriate discussion by the Board of Directors and the formulation of an appropriate response. Shareholders may forward written communications to the Board of Directors by addressing such comments to the Board of Directors of Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Audit Committee Report

The Audit Committee has reviewed and discussed Salisbury’s audited financial statements for the fiscal year ended December 31, 2012 with management and has discussed the matters that are required to be discussed by SAS 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with Shatswell, MacLeod & Company, P.C. (Salisbury’s independent auditors) (“Shatswell”).

The Audit Committee has received the written disclosures and the letter from Shatswell required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, and has discussed Shatswell’s independence with respect to Salisbury with Shatswell.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Salisbury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission (the “SEC”).

Salisbury Bancorp, Inc. Audit Committee members are Louis E. Allyn, II, Arthur J. Bassin, David B. Farrell, Nancy F. Humphreys, Holly J. Nelson (Chair) and Michael A. Varet.

The foregoing Report of Salisbury’s Audit Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A and 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report

The Human Resources and Compensation Committee (the “Compensation Committee”) has reviewed and discussed with management the section below entitled “Compensation Discussion and Analysis.” Based on this discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in our Proxy Statement. The members of the Compensation Committee are Louis E. Allyn, II, Arthur J. Bassin (Chair), David B. Farrell, Nancy F. Humphreys, Holly J. Nelson and Michael A. Varet.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The compensation objectives of the Board of Directors begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions and on the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objective of our compensation program is to maximize shareholder value through the recruitment, retention and motivation of talented employees and officers (including Named Executive Officers) of Salisbury. We recognize that the Bank operates in a competitive environment for talent. Therefore, our approach to compensation considers a full range of compensation tools that enable us to compare favorably with our peers as we seek to attract and retain key personnel. We assess our program annually from a risk perspective and seek to use the best practices in the industry.

Salisbury’s executive compensation program is designed to attract, retain and motivate highly qualified executives and to reward actions and results that the Committee and the Board of Directors believe will increase economic profits and maximize shareholder return. The Committee pays particular attention to ensuring that compensation plans do not encourage Salisbury’s named executive officers who are identified in the Summary Compensation Table below (“Named Executive Officers”) and other executive officers to take unnecessary or excessive risks. The compensation program closely aligns total compensation with achievement of strategic and financial goals. As the result of our adoption of the 2011 Long Term Incentive Plan that provides for the award of restricted stock and stock options as well as other equity related awards, it is anticipated that in future years a meaningful portion of total compensation will be tied to shareholder return thereby rewarding Named Executive Officers for pursuing strategies that increase economic profits over time.

During 2012, the Compensation Committee reviewed all elements of compensation for Named Executive Officers and other executives and approved a new compensation structure consistent with the objectives outlined above. The Committee intends for total compensation to be commensurate with that of like institutions with similar performance.

Role of the Compensation Committee and Certain Executive Officers

The Compensation Committee is composed of six (6) members of the Board, all of whom are independent in accordance with the independence standards of the NASDAQ. The Compensation Committee is responsible for reviewing Salisbury’s general compensation strategy; establishing salaries and reviewing benefit programs, including pensions and incentive compensation plans, and advising the Board of Directors and making recommendations with respect to such plans. In particular, the Compensation Committee reviews and approves Salisbury’s compensation strategies and objectives, reviews and approves executive officers’ compensation, administers incentive plans and reviews and makes recommendations to the Board regarding general employee pension benefit plans and other benefit plans on an as needed basis. Salisbury strives for pay packages that are fair. In determining whether compensation of executive officers is fair, the Compensation Committee considers each component of compensation including salary and bonus, stock compensation, amounts to be received from any deferred compensation, severance, perquisites and others. In establishing levels of compensation, the Compensation Committee endeavors to take into consideration an individual’s performance, level of expertise, responsibilities, length of service, comparable levels of compensation paid to executives of other companies of comparable size and development within the industry, as well as the financial condition and performance of the Bank. No individual executive officer may participate in the review, discussion or decision of the Compensation Committee regarding his or her compensation, but executive officers may participate in the review, discussion or decision of the Compensation Committee regarding other employee compensation, director compensation, benefit plans and promotions. The Compensation Committee also has the authority to review and recommend to the Board any changes in director compensation, including board fees, committee fees, and additional compensation, including awards of stock options and restricted stock.

In addition, certain members of our executive team provide input to the Compensation Committee regarding compensation matters. In particular, officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, the Chief Financial Officer, the Director of Human Resources, and the Corporate Secretary. As requested by the Compensation Committee from time to time, these officers provide input regarding employee compensation programs for employees other than themselves, present data and analysis to formulate recommendations regarding employee compensation, benefit plans, related insurance matters, and promotions. The Director of Human Resources provides the Committee with data for its consideration in setting the base salary for the President and Chief Executive Officer as well as the Chief Financial Officer. The Committee believes that this input from management is critical to ensuring that the Committee and its advisers have the data needed to make informed decisions with respect to Salisbury’s compensation programs and each Named Executive Officer’s individual compensation. The Compensation Committee met fourteen (14) times during 2012.

A copy of Salisbury’s Human Resources and Compensation Committee Charter, which the Compensation Committee and the Board of Directors review and assess at least annually, is available on Salisbury’s website at www.salisburybank.com under “Shareholder Relations”.

Role of Compensation Consultants

In carrying out its duties, the Compensation Committee has the authority to retain, at Salisbury’s expense, and to terminate, a compensation consultant. The Compensation Committee also has the authority to retain independent counsel and other advisors at Salisbury’s expense as needed. The consultants provide expertise and information about competitive trends in the industry. The consultants also provide survey data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives based on a number of factors.

During 2012, the Compensation Committee engaged the services of Meyer Chatfield Compensation Advisors (“MCCA”), an independent compensation consulting firm, as an outside compensation consultant to provide independent advice during 2012 to assist the Compensation Committee in evaluating the compensation practices of Salisbury and the Bank generally. The engagement with MCCA ended July 30, 2012.

In July, 2012, the Compensation Committee engaged the services of Arthur Warren Associates, an independent compensation advisory firm specializing in community bank compensation plans. Arthur Warren Associates assisted the Compensation Committee in the review of Salisbury’s short term incentive program, Salisbury’s long term incentive plan, and the implementation of a clawback policy for performance-based executive officer compensation programs. Arthur Warren Associates also assisted the Committee in the review of equity incentive plan design trends, particularly among Salisbury’s peer group, as determined through industry surveys and published proxy statements. The Compensation Committee also relied on other survey sources including Pearl Meyer & Partners 2012 New York Bankers Association Banking Compensation Survey, Pearl Meyers & Partners 2012 Northeast Bankers Survey, and ERI Economic Research Institute Survey.

Elements of Compensation

Our compensation program with respect to our Named Executive Officers primarily consists of the following:

  Base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for each executive position;
  Annual non-equity incentive compensation which is based on specified goals and benchmarks as recommended by senior management and approved by the Compensation Committee;
  An equity incentive plan which aligns the interests of key employees with those of the shareholders through the grant of restricted shares and stock options;
  Severance benefits payable pursuant to severance agreements between certain executive officers and Salisbury;
  Retirement benefits payable pursuant to our tax-qualified and non-qualified plans; and
  Other broad-based benefits.

Base Salaries

Base salary is designed to provide a reasonable level of predictable income commensurate with market standards for the position held, adjusted for specific responsibilities, individual experience and demonstrated performance. Base salaries are reviewed annually and adjusted from time to time to realign base salaries with market levels after taking into account various considerations including:

•	Market data for peer institutions and direct competitors located in New York, Connecticut and the Northeast region;
•	Internal review of the Named Executive Officer’s compensation, both individually and relative to other officers;
•	Qualification and experience of the executive;
•	Achievement of company-wide objectives; and
•	Financial condition and results of operations, including tax and accounting impact on the Bank of the base salaries.

Details regarding base salary are included in the Executive Compensation section under Summary Compensation Table. For 2013, the Compensation Committee did not make any changes in the base salary for Named Executive Officers.

Employee Benefit Plans, Employment and Other Agreements

Short Term Cash Incentive Compensation

Salisbury maintains a discretionary short term incentive compensation plan intended to reward performance of officers and other employees of the Bank, including the Named Executive Officers. The plan is designed to motivate employees to attain desired objectives and to encourage teamwork and collaboration while aligning compensation with overall Company performance. This plan is a key element of the total compensation benefits provided to our Named Executive Officers and allows Salisbury to remain competitive with the market by providing the opportunity to receive meaningful cash incentives. The design of the plan is intended to ensure that no benefits are paid to executives and other employees unless Company performance goals are attained. If Salisbury’s performance goals are attained, the Committee then considers, with management’s input, each employee’s individual performance in determining whether to make awards under the plan. Historically, the Committee has considered a broad variety of individual performance goals and generally exercised its discretion in determining individual awards. For 2013, the Committee has established specific individual performance measures in determining each employee’s payout amount based upon recommendations made by the compensation consultant and by management. The Committee believes that establishing specific performance measures for each participant will enhance the ability of the plan to encourage performance in those targeted areas. The Committee expects to continue this approach going forward.

Long Term Equity Incentive Plan

The Board of Directors adopted the 2011 Long Term Incentive Plan (the “Plan”) on March 25, 2011, and the shareholders approved the Plan at the 2011 Annual Meeting. The purpose of the Plan is to assist Salisbury and the Bank in attracting, motivating, retaining and rewarding employees, officers and directors by enabling such persons to acquire or increase a proprietary interest in Salisbury in order to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with stock-based long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Compensation Committee believes that officer stock ownership provides a significant incentive in building shareholder value and further aligning management’s interests with our shareholders.  The Plan provides for the grant of directors stock retainer awards, stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, deferred stock, dividend equivalents, and stock or other stock-based awards that may be settled in shares of common stock, cash, or other property (collectively, “awards”).

Under the Plan, the total number of shares of Common Stock reserved and available for issuance in the next ten years in connection with Awards under the Plan is 84,000 shares of Common Stock, which represents less than 5% of Salisbury’s outstanding shares of Common Stock. Effective January 18, 2013, the 2011 Long Term Incentive Plan was amended to increase the maximum number of shares that may be issued pursuant to awards granted in any one calendar year from 20,000 to 30,000; and to increase the number of shares granted annually to each Director as the Director’s Annual Stock Retainer from 120 shares to 240 shares.

Severance Agreement

On February 11, 2013, the Bank entered into a Severance Agreement with the Chief Executive Officer, effective as of January 1, 2013. The Committee and the Board of Directors believe it is in the best interest of Salisbury and the Bank to enter into the Severance Agreement to induce the Chief Executive Officer to remain employed with the Bank and to set forth the severance benefits that would be payable to the Executive in the event of the Executive’s termination of employment without cause or for good reason (as defined in the Severance Agreement), including such termination occurring following a Change in Control (as defined in the Severance Agreement). Payment of severance benefits under the Severance Agreement are conditioned on the Chief Executive Officer’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of time following the Executive’s separation from service.

Non-Qualified Deferred Compensation

On January 25, 2013, the Compensation Committee and the Board of Directors approved a Non-Qualified Deferred Compensation Plan for the benefit of certain key employees, including the Chief Executive Officer, who have been selected to participate in the Plan. The Compensation Committee and the Board of Directors believe the adoption of the Plan is in the best interest of the Bank to recognize the valuable services performed by key employees, to encourage their continued employment and provide them with supplemental retirement income. The Plan was adopted effective January 1, 2013.

Defined Benefit Pension Plan

The Bank maintains a non-contributory defined benefit pension plan for officers and other salaried employees of the Bank who become participants after attaining age 21 and completing one (1) year of service, and were hired prior to September 1, 2006. The plan was adopted in January 1953. In September of 2006, a “soft-freeze” was approved by the Board of Directors eliminating new participation in the Plan. All employees hired on or after September 1, 2006, are excluded from participation in the Defined Benefit Pension Plan. Eligible employees hired prior to September 1, 2006, including Mr. Cantele, are eligible to receive benefits as outlined in the Plan.

Pension benefits are based upon the annual average of an employee’s total compensation for the five (5) consecutive plan years of employment during which the employee’s compensation was the greatest and during which he or she was a participant. The amount of the annual benefit is 2% of average salary offset by .65% of the social security wage base per year of service (to a maximum of 25 years) plus one-half of 1% of average salary for each year of service over 25 years (to a maximum of ten years). This benefit formula may be modified to conform to the pension laws. Internal Revenue Code 401(a)(17) limits earnings used to calculate qualified plan benefits to $250,000 for 2012 and $255,000 for 2013.

Effective December 31, 2012, the Plan was amended to freeze retirement benefits at current levels and to discontinue the accrual of future benefits. In lieu of the curtailment of plan benefits, the Bank has increased its 401(k) plan benefits for 2013.

Defined Contribution – 401(k) Plan

Salisbury offers a 401(k) Plan to eligible employees. Under the Plan, eligible participants may contribute a percentage of their pay subject to IRS limitations. Salisbury may make discretionary contributions to the Plan. Discretionary contributions vest in full after five (5) years. Effective September 1, 2006, the 401(k) Plan was amended to provide that employees hired or rehired after September 1, 2006 are not eligible to participate in the Plan. Salisbury has established a second 401(k) Plan to provide a discretionary match to employees hired or rehired on or after September 1, 2006 who satisfy certain eligibility requirements. Salisbury’s 401(k) Plan contribution expense for 2012, 2011 and 2010 was $292,000, $288,000 and $168,000, respectively.

In 2011, the Bank implemented a Safe Harbor provision that contributes 3% of an eligible employee’s salary to the employee’s 401(k) account. Mr. Cantele and Mr. McMahon are participants in this program.

Employees who are not eligible for the Bank’s Pension Plan may receive an additional employer match of up to 3%. This match is discretionary and based on volunteer deferrals in excess of 3% to a maximum of 6% of salary. Mr. McMahon is eligible for this program.

Effective December 31, 2012, the 401(k) Plan was amended to increase the safe harbor contribution for all employees to 4% from 3% and to allow for an additional discretionary match of up to 6% for all employees.

Split Dollar Life Insurance Arrangements

During the 2012 calendar year, Mr. Cantele, Mr. McMahon and certain other senior executives were parties to endorsement split dollar life insurance agreements with the Bank that upon the executive’s death, would split the death benefit payable under one or more insurance policies between the executive’s beneficiary and the Bank. The maximum payment under the death benefit is based on whether the executive is a member of executive management or senior management. The split dollar life insurance agreements for Mr. Cantele and Mr. McMahon provide the beneficiary of such executive with a pre-retirement death benefit of three (3) times base annual salary, not to exceed $350,000. If the Named Executive Officer remains in the employ of Salisbury until age 65, the executive’s beneficiary is also entitled to a post-retirement death benefit under the agreement. Post-retirement death benefits for our Named Executive Officers are a reduced multiple of final base annual salary (i.e., between 1.5 times and 0.5 times, depending on the former executive’s age at the time of death), with a maximum death benefit of $350,000. As a result of Mr. McMahon’s termination of employment prior to attaining age 65, his participation in the split dollar insurance agreement has ceased.

Risk Management

The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on Salisbury or the Bank. In addition, the Compensation Committee believes that the design and balance of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long term valuation of Salisbury and the Bank.

The Compensation Committee regularly reviews all incentive-based plans to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of Salisbury and the Bank. With respect to the Incentive Compensation Plan, the Compensation Committee reviews and approves the company-wide performance objectives that determine bonus payments to be made thereunder. The performance objectives selected are customary performance metrics for financial institutions in our peer group. In addition, Salisbury adopted a clawback policy for our Incentive Compensation Plan, which allows Salisbury to recover any bonus payment made to any named employee that was based on materially inaccurate financial statements or other materially inaccurate reporting or fraud.

By implementing our stock-based awards under the 2011 Long Term Incentive Plan, certain of the Bank’s employees own Salisbury Bancorp, Inc. common stock. This ownership aligns employee interest with those of all shareholders and, in turn, will focus employees on balancing risks between the long term and short term objectives in order to contribute to long term shareholder value.

Compensation Recovery Policy

On December 21, 2012, Salisbury adopted a Compensation Clawback Policy to increase incentives to senior executives to take full account of risks to Salisbury and its stockholders in its decision-making, and to reduce such risks wherever practicable. The Clawback Policy applies to Salisbury’s Chief Executive Officer, Chief Financial Officer, Chief Lending Officer and any other “Named Executive Officer” (together, the “Covered Officers”). In the event the Compensation Committee determines that fraud, material error, gross negligence or intentional illegal conduct or misconduct (each, a “Covered Misconduct” as defined in the Clawback Policy) has contributed to Salisbury’s restatement of its financial statements, the Compensation Committee will, in its discretion, refer the matter and its recommendation as to an appropriate remedy to the Board of Directors for consideration.

Tax and Accounting Considerations

In consultation with our advisers, the Committee evaluates the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of the Committee’s review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, we intend to structure our compensation program in a tax efficient manner.

EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table shows, for the fiscal years ended December 31, 2012 and 2011, the compensation of the persons who served as Chief Executive Officer of Salisbury and Chief Financial Officer of Salisbury, who are the only executive officers of Salisbury.

Summary Compensation Table

Name and Principal Position	Year	Salary(5)	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d) (1)	(e)	(f)	(g) (2)	(h)
Richard J. Cantele, Jr.(3), President and Chief Executive Officer	2012	305,973	60,400			8,390	374,763
	2011	276,250	13,750	-	-	8,722	298,722
B. Ian McMahon, Chief Financial Officer(4)	2012	235,182	33,000			15,064	283,246
	2011	196,650	24,000	-	-	12,420	233,070

(1)	Bonuses are accrued in the year indicated and paid in the succeeding fiscal year. Thus, the bonus earned in 2012 will paid in 2013 and the bonus earned in 2011 was paid in 2012.
(2)	Includes for 2012 and 2011, respectively: Mr. Cantele: $7,516 and $7,952 in 401(k) matching contributions and $874 and $770 in imputed income on life insurance benefits; Mr. McMahon: $13,806 and $12,109 in 401(k) matching contributions and $1,258 and $311 in imputed income on life insurance benefits. The imputed income on life insurance benefits for the above-named executive officers reflects purchases by Salisbury of bank-owned life insurance (“BOLI”) policies on the lives of such officers. The purchase of BOLI policies results in an income-earning asset that provides tax-free income to Salisbury.
(3)	Mr. Cantele assumed the additional role of Interim Chief Financial Officer upon Mr. McMahon’s resignation as Chief Financial Officer effective March 1, 2013.

(4)   Mr. McMahon resigned as Chief Financial Officer of Salisbury and the Bank, effective March 1, 2013.

(5)	Salary represents amounts reflected as compensation on IRS Forms W-2 for each calendar year, reduced by the amounts set forth as “All Other Compensation” in Column (g) of the Summary Compensation Table.

BOARD OF DIRECTORS COMPENSATION

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2012. Directors who are employees receive no additional compensation for Board service. The compensation received by Mr. Cantele, who is the only director employee of Salisbury, is reflected in the Summary Compensation Table on page 12 of this Proxy Statement.

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash		Stock Awards	Option Awards	All Other Compensation	Total
	($)	(1)	($)(10)	($)	($)	($)
Louis E. Allyn, II	25,875	(2)	3,000	-	-	28,875
Arthur J. Bassin	26,600	(2)	3,000	-	5,000 (3)	34,600
Louise F. Brown	17,475	(4)	3,000	-	-	20,475
Richard J. Cantele, Jr.	-	(5)	-	-	-	-
Robert S. Drucker	19,200		3,000	-	-	22,200
David B. Farrell	12,800		-	-	-	12,800
Nancy F. Humphreys	29,625	(6)	3,000	-	-	32,625
Holly J. Nelson	27,700	(7)	3,000	-	-	30,700
John F. Perotti	20,800	(4)	3,000	-	38,516 (8)	62,316
Michael A. Varet	39,525	(9)	3,000	-	-	42,525

(1)	Directors’ fees are paid in cash.
(2)	Includes $938 paid to Mr. Allyn for his services as Chairperson of the Human Resources and Compensation Committee (January-May 2012) and $1,562 paid to Mr. Bassin for his services as Chairperson of the Human Resources and Compensation Committee (June-December 2012).
(3)	Represents a bonus paid to Mr. Bassin for his extraordinary time and effort as Chairperson of the Human Resources and Compensation Committee, specifically related to the review and implementation of the Bank’s various compensation plans.
(4)	Includes $938 paid to Mrs. Brown for her services as Chairperson of the Trust Committee (January-May 2012) and $1,562 paid to Mr. Perotti for his services as Chairperson of the Trust Committee (June-December 2012).
(5)	As an executive officer of Salisbury, Mr. Cantele does not receive fees or other compensation for serving as a director.
(6)	Includes $5,000 paid to Mrs. Humphreys for her services as Chairperson of the ALCO/Investment Committee.
(7)	Includes $5,000 paid to Ms. Nelson for her services as Chairperson of the Audit Committee.
(8)	Includes $15,275 in consulting fees and $23,241 in supplemental retirement payments paid to Mr. Perotti.
(9)	Includes $17,000 paid to Mr. Varet for his services as Chairman.
(10)	Represents 120 shares of Salisbury’s common stock issued on May 15, 2012 pursuant to the 2011 Long Term Incentive Plan, valued at $25.00 per share.

Directors’ Fees

During 2012, each non-employee director received an annual retainer of $7,500 with the exception of Director Farrell who received $3,750 because he joined the Board in June of 2012. In addition, non-employee directors received $500 for each Board of Directors meeting attended and $350 for each committee meeting attended. The Chairman received an annual retainer of $17,000, the Chairpersons of the Audit Committee and the ALCO/Investment Committee received an annual retainer of $5,000 and the Chairpersons of the Human Resources and Compensation Committee and the Trust Committee received an annual retainer of $2,500.

Consulting Agreement

In connection with Director Perotti’s retirement as Chief Executive Officer of Salisbury and the Bank on June 8, 2009, Salisbury and Mr. Perotti entered into a Consulting and Non-Compete Agreement with a term that ran from June 9, 2009, through December 31, 2011. Payments of $7,637.41 were made on the first day of each month during the term of the agreement and the last payment was made on February 1, 2012.

Supplemental Retirement Agreement

As the former Chief Executive Officer of Salisbury and the Bank, Director Perotti is receiving benefits under a supplemental retirement agreement that was established for his benefit during his employment. Following his retirement, Mr. Perotti commenced receiving monthly payments in January 2010. The monthly payments are adjusted annually to reflect the lesser of a five percent (5%) increase or “The Monthly Consumer Price Index for All Urban Consumers, United States City Average, All Items” published by the Bureau of Labor Statistics for a period of ten (10) years. The aggregate monthly payments in 2012 were $23,241. The supplemental retirement agreement includes provisions that would prevent Mr. Perotti from working for a competitor in the proximity of the Bank.

Transactions with Management and Others

Salisbury and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with certain directors, officers and their associates on substantially the same terms as those available for comparable transactions with others.

Indebtedness of Management and Others

Some of the directors and executive officers of Salisbury and the Bank, as well as firms and companies with which they are associated, are or have been customers of the Bank, and as such, have had banking transactions with the Bank. As a matter of policy, loans to directors and executive officers were, and in the future will be, made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to Salisbury and the Bank and did not, and in the future will not, involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Salisbury’s executive officers, directors and other persons who own more than ten percent (10%) of Salisbury’s Common Stock to file with the SEC reports of ownership and changes in ownership of Salisbury’s Common Stock and to furnish Salisbury with copies of all such reports that they file.

Based on a review of copies of reports filed with the SEC since January 1, 2012 and of written representations by executive officers and directors, all persons subject to the reporting requirements of Section 16(a) are believed by management to have filed the required reports on a timely basis.

PROPOSAL 2

TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Shareholders are asked to consider and ratify the appointment of Shatswell, MacLeod & Company, P.C. (“Shatswell”) as independent auditors to audit the consolidated financial statements of Salisbury for the fiscal year ending December 31, 2013. If shareholders do not ratify the appointment of Shatswell, the Audit Committee will consider the vote of shareholders in selecting the independent auditors in the future. Shatswell served as the independent auditors for Salisbury for the fiscal year ended December 31, 2012. A representative of Shatswell is expected to attend the Annual Meeting, and he or she will be provided an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Relationship with Independent Public Accountants

Audit Fees

The aggregate fees billed for professional services rendered for the audit of Salisbury’s annual financial statements as presented on Forms 10-K for the last two (2) fiscal years and the reviews of the financial statements included in Salisbury’s Forms 10-Q for the quarters of the fiscal years ended December 31, 2012 and December 31, 2011 were $111,685 and $111,170, respectively.

Audit Related Fees

Fees billed in each of the last two (2) fiscal years for assurance and related services by Shatswell that are reasonably related to performance of the audit or review of Salisbury’s financial statements that are not reported under “Audit Fees” above for the fiscal years ended December 31, 2012 and December 31, 2011were $1,000 and $0, respectively.

Tax Fees

The aggregate fees billed in each of the last two (2) years for professional services rendered by Shatswell for tax preparation for the fiscal years ended December 31, 2012 and December 31, 2011 were $9,367 and $12,617, respectively.

All Other Fees

The aggregate fees billed for services rendered by Shatswell, other than the services covered above, for the fiscal years ended December 31, 2012 and December 31, 2011 were $7,500 and $0, respectively.

Independence

The Audit Committee of the Board of Directors of Salisbury has considered and determined that the provision of services rendered by Shatswell relating to matters noted above is compatible with maintaining the independence of such auditors.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors, other than those listed under the de minimus exception. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to a particular service or category of services, and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expeditious delivery of services is necessary. The independent auditors and management are required to report to the full Audit Committee regarding the extent of services provided by independent auditors in accordance with this pre-approval and the fees for the services performed to date. In 2012, there were no fees paid to Shatswell that were approved by the Audit Committee pursuant to §17 C.F.R. 210.2-01(c)(7)(i)(C) with respect to waivers of preapproval requirements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL TO RATIFY THE APPOINTMENT OF SHATSWELL, MACLEOD & COMPANY, P.C. WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL.

PROPOSAL 3

TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE

NAMED EXECUTIVE OFFICERS

The compensation of our President and Chief Executive Officer and our Chief Financial Officer (“Named Executive Officers”) is described in the executive compensation tables of this Proxy. Shareholders are encouraged to carefully review the executive compensation sections of this Proxy Statement, which discuss our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with recently adopted changes to Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to Salisbury Bancorp, Inc.’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL, HOWEVER, THE RESULTS OF SUCH VOTE SHALL BE NON-BINDING.

PROPOSAL 4

TO VOTE, ON A NON-BINDING ADVISORY BASIS, ON THE FREQUENCY OF VOTING ON THE

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with recently adopted changes to Section 14A of the Exchange Act, we are providing a shareholder advisory vote to approve the compensation of the Named Executive Officers (the “say-on-pay” advisory vote in Proposal 3 above) this year and will do so at least once every three years thereafter. Pursuant to recently adopted changes to Section 14A of the Exchange Act, at the 2013 Annual Meeting, we are also asking shareholders to vote on the frequency of voting on the compensation of the Named Executive Officers every year, every two years or every three years.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders elect, on an advisory basis, to hold a shareholder vote on the compensation of Salisbury’s Named Executive Officers every one, two or three years, as determined by the alternative that receives the highest number of votes.”

Accordingly, you may specify one of four choices for this proposal:

(i)        every year;

(ii)       every two years;

(iii)      every three years; or

(iv)      abstain from voting.

After careful consideration, the Board of Directors recommends that future shareholder “say-on-pay” advisory votes on the compensation of the Named Executive Officers be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, shareholders will be able to specify one of four choices for this proposal on the proxy card: Every Year, Every Two Years, Every Three Years or Abstain. Shareholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” shareholder advisory votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “EVERY YEAR” WITH REGARD TO PROPOSAL 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE OPTION OF EVERY YEAR, EVERY TWO YEARS OR EVERY THREE YEARS THAT RECEIVES THE HIGHEST NUMBER OF VOTES CAST WILL BE THE FREQUENCY FOR THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION, HOWEVER, THE RESULTS OF SUCH VOTE SHALL BE NON-BINDING AND THE BOARD MAY DETERMINE IT IS IN THE BEST INTERESTS OF SHAREHOLDERS TO HOLD SUCH ADVISORY VOTE MORE OR LESS FREQUENTLY THAN THE OPTION APPROVED BY SHAREHOLDERS. We will submit to shareholders the question of the frequency of advisory votes on the compensation of Named Executive Officers at least once every six years.

OTHER BUSINESS

Salisbury is not aware of any business to be acted upon at the Annual Meeting other than that which is discussed in this Proxy Statement. In the event that any other business requiring a vote of the Shareholders is properly presented at the meeting, the holders of the Proxies will vote your shares in accordance with their best judgment and the recommendations of a majority of the Board of Directors.

You are encouraged to exercise your right to vote by marking the appropriate boxes and dating and signing the enclosed Proxy card. The Proxy card may be returned in the enclosed envelope, postage-prepaid if mailed in the United States. In the event that you are later able to attend the Annual Meeting, you may revoke your Proxy and vote your shares in person. A prompt response will be helpful and your cooperation is appreciated.

A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 2012, which includes the consolidated financial statements of Salisbury for the fiscal year ended December 31, 2012, is being mailed with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal that a Salisbury shareholder wishes to have included in Salisbury’s Proxy Statement and form of Proxy relating to Salisbury’s 2014 Annual Meeting of Shareholders under Rule 14a-8 of the SEC must be received by Salisbury’s Secretary at 5 Bissell Street, P.O. Box 1868, Lakeville, CT 06039-1868 by December 9, 2013. Nothing in this paragraph shall be deemed to require Salisbury to include in its Proxy Statement and form of Proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. In addition, under Salisbury’s Bylaws, shareholders who wish to nominate a director or bring other business before an annual meeting must comply with the following:

You must be a shareholder of record and must have given notice in writing to the Secretary of Salisbury (a) not less than twenty (20) days nor more than one hundred thirty (130) days prior to the meeting with respect to matters other than the nomination of directors and (b) not less than thirty (30) days nor more than fifty (50) days prior to the meeting with respect to the nomination of directors.

Your notice must contain specific information required in Salisbury’s Bylaws.

SHAREHOLDER INFORMATION

Salisbury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the SEC is also available on Salisbury’s website at www.salisburybank.com under “Shareholder Relations”. Copies may be obtained without charge by any shareholder upon written request to: Shelly L. Humeston, Secretary, Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Salisbury’s Annual Report for the fiscal year ended December 31, 2012 accompanies this document and is not incorporated by reference.

By Order of the Board of Directors

_____________________________

Shelly L. Humeston

Secretary

Lakeville, Connecticut

April 8, 2013